CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Equity Income Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Equity Income Fund, Inc. on Form N-14 of our report dated December 16, 2010, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to Prospectus and Proxy Statement, which are part of such Registration Statement.

                         KPMG LLP

Denver, Colorado

May 10, 2011